INDEPENDENT AUDITORS' CONSENT EXHIBIT 24


We consent to the incorporation by reference in Registration Statements Nos. 33-53953, 33-32740, 33-35525, 33-47828, 33-
63398 and 33-59701 of The E. W. Scripps Company and subsidiary companies on Form S-8 and Registration Statement No. 33-43989 of The E. W. Scripps Company and subsidiary companies of Form S-3 of our report dated January 22, 1997, appearing in this Annual Report on Form 10-K of The E. W. Scripps Company and subsidiary companies for the year ended December 31, 1996.










DELOITTE & TOUCHE LLP
Cincinnati, Ohio
March 12, 1997